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                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT made as of July 16, 1999, between Armed Forces Communications, Inc., d/b/a Market Place Media, a New York corporation (the "Company") and Geoffrey E. Kanter ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Employment.  The Company shall employ Executive, and Executive accepts
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employment with the Company, upon the terms and conditions set forth in this
Agreement for the period beginning on the Effective Date and ending as provided in paragraph 4 hereof (the "Employment Period").

     2.  Position and Duties.
         -------------------

          (a) During the Employment Period, Executive shall serve as the President of the Company and shall have such duties, responsibilities and authority of the President subject to the direction of College Television Network, Inc.'s ("CTN") Chairman of the Board, Chief Executive Officer, and CTN's board of directors (the "Board") and the board of directors of the Company (the "MPM Board"). Executive shall also become appointed to CTN's Board, at its next meeting, in accordance with the governing documents of the Company. Executive must be ready to begin work in Santa Barbara, California by the Effective Date.

          (b) Executive shall report to CTN's Chairman of the Board, Chief Executive Officer, the MPM Board and the Board, and Executive shall devote his full business time, attention and skills to the business and affairs of the Company, except as otherwise approved by the Board.

     3.  Base Salary and Benefits.
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          (a) During the Employment Period, Executive's base salary shall be
Three Hundred Thousand and No/ 100 Dollars ($300,000.00) per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), which salary shall be payable semi-monthly in regular installments in accordance with the Company's general payroll practices. Executive and the Chief Executive Officer shall have an annual review of Executive's performance hereunder and shall discuss Executive's Base Salary and potential raises.

          (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. All travel shall be first class accommodations. In addition, during the Employment Period, the Company shall provide Executive with an automobile
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allowance of Seven Hundred Fifty and No/ 100 Dollars ($750.00) per month for the monthly payments, maintenance and operating expenses for any automobile used by Executive.

          (c) In addition to the Base Salary, on a fiscal year basis for the Company, Executive shall receive an annual bonus of One Hundred Thousand and No/ 100 Dollars ($100,000) (the "Performance Bonus"), to be paid within 15 days following receipt by the Board of the results of the yearly audit of the financial statements performed by the Company's independent auditors for each fiscal year during the Employment Period, or the determination of the auditors (on a reviewed basis) on a partial year basis for the last year of the Employment Period. Such Performance Bonus shall only be earned if the Company's achieves at least 100% of its EBITDA (as defined below) projection for the Company's for the applicable fiscal year, which projections are attached hereto as Exhibit A and are subject to adjustment by the Board in its reasonable judgment from time to time to account for acquisitions, divestitures, asset sales or asset purchases. There is no Performance Bonus if less than 100% of the EBITDA projections is achieved. For the first five (5) months of the Employment Period only, Executive shall be guaranteed a $50,000 Performance Bonus regardless of the EBITDA for the Company actually achieved. For any partial fiscal year during the Employment Period after December 31, 1999, the Performance Bonus shall be paid based upon a pro rata portion of $100,000 based upon the portion of the year worked (nothing herein shall be deemed to grant to Executive the right to receive a prorata portion of the Performance Bonus upon termination for any reason and is intended to address partial years during the Employment Period as contemplated by this Agreement). Executive agrees to accept the judgment of the independent auditors for the Company with regard to the attainment of Company's projections as final and binding. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization of the Company determined in accordance with the CTN generally accepted accounting principles.

          (d) In addition, the Board may also from time to time, in its sole discretion, award Executive bonuses, in addition to those bonuses set forth above.

          (e) In addition to the Base Salary and any Performance Bonus payable to Executive pursuant to this paragraph 3, Executive shall be entitled to participate in all employee benefit plans and programs for which senior executive officers of CTN are eligible, including, to the extent available or established by the Company, any:

               (i) family health insurance, disability insurance, and dental insurance coverage;

               (ii)  401(k), retirement or similar benefit plans; and

               (iii) Executive shall be entitled to four (4) weeks paid vacation from working days per year.

          (f) Executive will be granted options to purchase 50,000 shares of Common Stock of the Company at the beginning of each year of the Employment Period. Such options will vest 12 months after granting, with immediate vesting upon a Sale of the Company. The grant of such options is subject to the approval of the Board.
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     (g) The Company shall pay Executive reasonable moving expenses upon submission of an invoice. Executive shall obtain three (3) estimates for the moving expenses. In addition, the Company will pay for Executive's rent at his current house in New Jersey, up to $1,860 per month through December 31, 1999 from the Effective Date and shall pay for temporary housing for Executive (approved by CTN) in Santa Barbara for 30 days after the Effective Date.

     4.  Term.
         ----

          (a) Provided CTN has entered into an acceptable Stock Purchase Agreement with the shareholders of the Company and completed due diligence on or before July 23, 1999 and given notice of such completion to Executive, the Employment Period shall commence on August 23, 1999 (the "Effective Date") and end on August 23, 2002 (the "Expiration Date"); provided, however, that the Employment Period may be extended for one year on the Expiration Date and at the end of each subsequent year of the Executive's employment (an "Extension Period"; any such Extension Periods shall be included in the definition of Employment Period) upon the mutual written agreement of the Company and Executive; and provided, further, that (i) the Employment Period shall terminate
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prior to such date upon Executive's death, permanent disability or incapacity
(determined as set forth below), or resignation and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Permanent Disability or incapacity shall occur if Executive misses ninety (90) consecutive days of work due to illness or disability.

          (b) If the Employment Period is terminated by the Company without Cause, Executive shall be entitled to receive an aggregate amount equal to his Base Salary, payable for the remainder of the Employment Period. This amount shall be payable by the Company in equal monthly installments over the remainder of the Employment Period to be paid when other employees of the Company are paid, so long as Executive has not breached any of the provisions of Paragraphs 5, 6, 7, or 8 hereof. Executive shall be entitled to no other compensation.

          (c) If the Employment Period is terminated by the Company for Cause, upon the Executive's resignation, Executive's death or disability, or upon the expiration of the Employment Period, Executive shall be entitled to receive his Base Salary through the date of termination and shall not be entitled to any other amounts hereunder. Executive shall be entitled to no other compensation upon termination pursuant to this Section 4(c). Notwithstanding the foregoing, if Executive is terminated for Cause due to failure to meet the projected EBITDA, he shall receive severance for the lesser of (i) the remaining portion of the Employment Period; or (ii) 18 months from the date of termination, to be paid monthly.

          (d) All of Executive's rights to fringe benefits hereunder (if any) accruing at any time prior to or after the termination of the Employment Period shall cease upon such termination, provided, however, that if Executive is
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terminated by the Company without Cause, the Company shall permit Executive to continue to receive benefits under the Company's health insurance policies to the extent permitted by such policies and applicable law by paying for Executive's COBRA payment, and provided that the Company shall only maintain
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such
insurance coverage until the earlier of (y) the end of the period for which Executive is receiving severance payments pursuant to paragraph 5 hereof and (z) the date Executive accepts other employment.

          (e) For purposes of this Agreement, "Cause" shall mean (i) the conviction of a felony or a crime involving moral turpitude or any other crime involving dishonesty, disloyalty or fraud with respect to the Company or Holdings, or (ii) gross negligence or willful misconduct with respect to the Company, or (iii) any other material breach of this Agreement; or (iv) the repeated failure to perform Executive's duties as directed by the Chief Executive Officer of CTN or the Board; provided, however, that with respect to
                                       --------  -------
clause (iii) or (iv) above, if such failure or breach is capable of cure as determined by the Chief Executive Officer of CTN, in his reasonable judgment, such failure or breach, as the case may be, shall not be deemed to constitute Cause unless such failure or breach remains uncured after the expiration of ten
(10) days after notice thereof to Executive. In addition, the Employment Period may be terminated for "Cause" by the Chairman of the Board of CTN, in his sole discretion, within 90 days after the end of the Company's fiscal year in the event of the failure of Company to achieve at least 80% of its projected EBITDA (according to the goals set forth on Exhibit A attached hereto), during the fiscal year preceding such termination. The "Cause" for failure to meeting the projected EBITDA shall not be effective if the sales departments of CTN and the Company are combined and Executive no longer controls the Company's sale department.

          (f) If Executive is terminated without Cause and he obtains another job, it shall reduce the payments hereunder.

     5.  Confidential Information.  The Executive acknowledges that the
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information, observations and data obtained by him while employed by the
Company, concerning the business or affairs of the Company and CTN ("Confidential Information") are the property of the Company or CTN. Therefore, Executive agrees that, except in the performance of duties for the Company, he shall not disclose to any unauthorized person or use for his own account any Confidential Information without prior written consent of the Board, except (i) to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's wrongful acts or omissions to act, (ii) as necessary to comply with compulsory legal process, provided that Executive shall provide prior notice to CTN regarding
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such disclosure and the Company or CTN, as applicable, shall have the right to contest such disclosure, (iii) as necessary to counsel and other professional advisors retained by the Executive, subject to the attorney/client privilege or a valid and binding non-disclosure agreement between Executive and such professional and (iv) disclosures of information obtained from a third party free of restrictions or disclosure of information in Executive's possession prior to the date hereof which was obtained from a source other than the Company, CTN or its predecessors. Executive shall deliver to the Company and CTN at the termination of the Employment Period, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to Confidential Information, Work Product or the business of the Company which he may then possess or have under his control.

     6.  Inventions and Patents.  Executive agrees that all ideas, concepts,
         ----------------------
marketing strategies, management techniques, product development, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

     7.  Non-Compete, Non-Solicitation.
         -----------------------------

          (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's and CTN's trade secrets and with other confidential information concerning the Company, or CTN and that his services will be of special, unique and extraordinary value to the Company or CTN. Therefore, Executive agrees that, during the Employment Period, during any period in which he is receiving payments pursuant to paragraph 4 or for which he has received a lump sum payment pursuant to this Agreement or any subsequent agreement, and, if terminated for Cause or by Executive's resignation before the Expiration Date, for two years after such termination (the "Non-Compete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of CTN (which business is an information or entertainment network marketing to colleges and universities) or the Company (which business is providing, placing and distributing advertising to third parties targeting military personnel and their dependents, minorities, all types and levels of schools and the elderly), within any geographical area in which the Company or CTN engages or plans to engage in such businesses, which is the United States of America. Notwithstanding the foregoing, nothing herein shall prohibit Executive from (i) continuing his ownership, management and/or control of any business in which and to the extent which he held such interests and managed such interests prior to the Non-Compete Period, or (ii) being a passive owner of not more than 5% of the outstanding stock of any class of a company which is publicly traded, so long as Executive has no active participation in the management or the business of such company.

     (b) During the Employment Period and for eighteen months thereafter, Executive shall not directly or indirectly through another entity (i) solicit, encourage, interview, entice, discuss with or induce or attempt to induce any employee of the Company or CTN to leave the employ of the Company or CTN, or in any way interfere with the relationship between the Company or CTN and any employee thereof, (ii) hire any person who was an employee of the Company or CTN at any time during the Employment Period or (iii) induce or attempt to induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or CTN with whom he had contact to cease doing business with the Company or CTN, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or CTN.

     8.  Enforcement.  If, at the time of enforcement of paragraphs 5, 6, and 7
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of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parities hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope and area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or CTN or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provision hereof (without posting a bond or other security).

     9.  Executive Representations.  Executive hereby represents and warrants to
         -------------------------
the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, non-compete agreement or confidentiality agreement with any other person or entity, which would prohibit his performance under this Agreement, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be valid and binding obligation of Executive, enforceable in accordance with its terms.

     10.  Survival.  Paragraphs 5, 6, 7, 8, and 9 shall survive and continue in
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full force in accordance with their terms notwithstanding any termination of the
Employment Period.

     11.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, mailed by first class mail
(postage prepaid and return receipt requested) or sent by telecopy or reputable overnight courier service (charges prepaid) to the recipient at the address or telecopy number below indicated:

     Notices to Executive:


                    Geoffrey E. Kanter
                    17 Aldgate Court
                    Princeton, New Jersey  08540

     Notices to Company or CTN:


                    College Television Network, Inc.
                    5784 Lake Forrest Drive
                    Suite 275
                    Atlanta, GA 30328
                    Telecopy No.: (404) 257-9517
                    Attn:  Mr. Jason Elkin

     With a copy to:
                    Morris, Manning & Martin, L.L.P.
                    3343 Peachtree Road, N.E.
                    1600 Atlanta Financial Center
                    Atlanta, Georgia  30326
                    Telecopy No.: (404) 365-9532
                    Attention: Neil H. Dickson, Esq.

or such other address or telecopy number or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

     12.  Severability.  Whenever possible, each provision of this Agreement
          ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     13.  Complete Agreement.  This Agreement and those documents expressly
          ------------------
referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     14.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which to be an original and all of which taken together constitute one and the same agreement.

     15.  Successors and Assigns.  This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by all parties and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of CTN.

     16.  Choice of Law.  This Agreement will be governed by the internal law,
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and not the laws of conflicts, of the State of Georgia.

     17.  Amendment and Waiver.  The provisions of this Agreement may be amended
          ---------------------
or waived with the prior written consent of CTN and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 ARMED FORCES COMMUNICATIONS, INC.,
                                 D/BA MARKET PLACE MEDIA

                                 By:  /s/ Jason Elkin
                                     ------------------------------------------
                                 Its: Chief Executive Officer
                                      -----------------------------------------



                                 /s/ Geoffrey E. Kanter
                                 ----------------------------------------------
                                 Geoffrey E. Kanter